Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE1 Group 2
                             Payment Date 12/26/2001
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
Servicing Certificate
Beginning Pool Balance                                                         16,417,093.00
Beginning PFA                                                                           0.00
Ending Pool Balance                                                            15,538,445.76
Ending PFA Balance                                                                         -
Principal Collections                                                             958,799.31
Principal Draws                                                                    80,152.07
Net Principal Collections                                                         878,647.24
Active Loan Count                                                                        252

Interest Collections                                                               89,914.43

Weighted Average Net Loan Rate                                                      5.24000%
Substitution Adjustment Amount                                                          0.00

Note Rate                                                                           2.38750%

Term Notes                                                                Amount                      Factor
----------                                                                ------                      ------
Beginning Balance                                                              15,747,343.46                0.6298937
Ending Balance                                                                 14,868,696.22                0.5947478
Principal                                                                         878,647.24               35.1458896
Interest                                                                           31,330.65                1.2532260
Interest Shortfall                                                                      0.00                0.0000000
Security Percentage                                                                  100.00%

Variable Funding Notes                                                    Amount
----------------------                                                    ------
Beginning Balance                                                                       0.00
Ending Balance                                                                          0.00
Principal                                                                               0.00
Interest                                                                                0.00
Interest Shortfall                                                                      0.00
Security Percentage                                                                    0.00%


Certificates                                                                       56,615.36



Beginning Overcollateralization Amount                                            669,749.54
Overcollateralization Amount Increase (Decrease)                                        0.00
Outstanding Overcollateralization Amount                                          669,749.54
Overcollateralization Target Amount                                               669,749.54

Credit Enhancement Draw Amount                                                          0.00
Unreimbursed Prior Draws                                                                0.00


                                                                                                      Number      Percent
                                                                                     Balance         of Loans   of Balance
Delinquent Loans (30 Days)                                                        186,698.13            3          1.20%
Delinquent Loans (60 Days)                                                                 -            0          0.00%
Delinquent Loans (90 Days)                                                             21.11            1          0.00%
Delinquent Loans (120 Days)                                                                -            0          0.00%
Delinquent Loans (150 Days)                                                                -            0          0.00%
Delinquent Loans (180+ Days)                                                      232,249.54            0          1.49%
Foreclosed Loans                                                                  232,249.54            2          1.49%
REO                                                                                     0.00            0          0.00%

Delinquency Figures Include Foreclosures, REO and Bankruptcies

                                                               Liquidation To-Date
Beginning Loss Amount                                                              56,498.00
Current Month Loss Amount                                                               0.00
Current Month Principal Recovery                                                      165.00
Net Ending Loss Amount                                                             56,333.00

                                                                      Special Hazard                  Fraud         Bankruptcy
Beginning Amount                                                                        0.00             0.00           0.00
Current Month Loss Amount                                                               0.00             0.00           0.00
Ending Amount                                                                              -                -              -

Liquidation Loss Distribution Amounts                                                   0.00
Extraordinary Event Losses                                                              0.00
Excess Loss Amounts                                                                     0.00

Capitalized Interest Account
Beginning Balance                                                                       0.00
Withdraw relating to prior month Collection Period                                      0.00
Interest Earned (Zero, Paid to Funding Account)                                         0.00
                                                                                        ----
Total Ending Capitalized Interest Account Balance                                       0.00
Interest earned for Collection Period                                                   0.00
Interest withdrawn related to prior Collection Period                                   0.00

Funding Account
Beginning Funding Account Balance                                                          -
Deposit to Funding Account                                                                 -
Payment for Additional Purchases                                                           -
Ending Funding Period Balance to Notes                                                     -
                                                                                           -
Ending Funding Account Balance                                                             -
Interest earned for Collection Period                                                   0.00
Interest withdrawn related to prior Collection Period                                   0.00

Prefunding Account
Beginning Balance                                                                       0.00
Additional Purchases during Revolving Period                                            0.00
Excess of Draws over Principal Collections                                              0.00
                                                                                        ----
Total Ending Balance                                                                    0.00
Interest earned for Collection Period                                                   0.00
Interest withdrawn related to prior Collection Period                                   0.00

Reserve Account
Beginning Balance                                                                       0.00
Deposits to Reserve Account for current Payment Date                                    0.00
Withdrawals from Reserve Account for current Payment Date                               0.00
                                                                                        ----
Total Ending Reserve Account Balance as of current Payment Date                         0.00
Interest earned for Collection Period                                                   0.00
Interest withdrawn related to prior Collection Period                                   0.00
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